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Exhibit 4.2

                                UNCONDITIONAL GUARANTY

    THIS UNCONDITIONAL GUARANTY ("GUARANTY") is made as of the 11th day of September, 1997, by Guarantor (as hereinafter defined) for the benefit of Bank (as hereinafter defined).

    1. DEFINITIONS. As used in this Guaranty, the following terms shall have the meanings indicated below:

         (a) The term "BANK" shall mean BANK ONE, TEXAS, NATIONAL ASSOCIATION, the address of Bank for notice purposes is the following:

                        1717 Main Street
                        Dallas, Texas 75201
                        Attn:     Reed V. Thompson

         (b) The term "BORROWER" (whether one or more) shall mean the following:

                        Western Pacific Airlines, Inc.
                        2864 South Circle Drive, Suite 1100
                        Colorado Springs, Colorado 80906

         (c) The term "GUARANTOR" shall mean Hunt Petroleum Corporation, whose address for notice purposes is the following:

                        3400 Thanksgiving Tower
                        Dallas, Texas 75201

         (d) The term "GUARANTEED INDEBTEDNESS" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Bank of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, created pursuant to that certain Note of even date herewith by and between Bank and Borrower in the face amount of $10,000,000 (the "Note"), (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (vi) all


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    renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii), (iv) and (v) above.

    2. OBLIGATIONS. As an inducement to Bank to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter. The liability of Guarantor hereunder with respect to the Guaranteed Indebtedness shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

    3. CHARACTER OF OBLIGATIONS. This is an absolute, continuing and unconditional Guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of the Guarantor with respect to any and all Guaranteed Indebtedness of Borrower to Bank incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Bank to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

    4. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants the following to Bank:

         (a) This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of Guarantor's partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor;

         (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty;

         (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Bank to provide such information to Guarantor either now or in the future;

         (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith,


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    and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith does not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) Guarantor's Articles of Incorporation or Bylaws if Guarantor is a corporation, or Guarantor's Partnership Agreement if Guarantor is a partnership;

         (e) Neither Bank nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

         (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Bank are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Bank since the date of the last statement thereof; and

         (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent,
    (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed Guarantor's liabilities (both fixed and contingent),
    (iii) Guarantor is and will continue to be able to pay Guarantor's debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

    5. COVENANTS. Guarantor hereby covenants and agrees with Bank as follows:

         (a) Guarantor shall not, so long as Guarantor's obligations under this Guaranty continue, transfer or pledge any material portion of Guarantor's assets for less than full and adequate consideration;

         (b) Guarantor shall promptly furnish to Bank at any time and from time to time such financial statements and other financial information of Guarantor as the Bank may require, in form and substance satisfactory to Bank;

         (c) Guarantor shall comply with all terms and provisions of the instruments and agreements evidencing, governing and securing all or any part of the Guaranteed Indebtedness that apply to Guarantor; and

         (d) Guarantor shall promptly inform Bank of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such


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    security or might cause a default under any of the instruments or agreements evidencing, governing or securing all or any part of the Guaranteed Indebtedness, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

    6.   CONSENT AND WAIVER.

         (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action of Bank, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

         (b) Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

         (c) Bank may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; (iv) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Bank or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Bank not guaranteed under this Guaranty pursuant to paragraph 4 herein; and (vii) apply any sums paid to Bank by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Bank, in its sole discretion, may determine.


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         (d)  Notwithstanding any provision in this Guaranty to the contrary,
    Guarantor hereby waives and releases, until such time as the Guaranteed Indebtedness has been paid in full, (i) any and all rights of subrogation against Borrower and (ii) any and all rights to be subrogated to the rights of Bank in any collateral or security for all or any part of the Guaranteed Indebtedness.

         (e) Should Bank seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Bank first enforce any rights or remedies against Borrower or any other person or entity liable to Bank for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Bank shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Bank's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

         (f) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Bank, its directors, officers, employees, representatives or agents in connection with Bank's administration of the Guaranteed Indebtedness, except for Bank's willful misconduct and gross negligence.

    7.   OBLIGATIONS NOT IMPAIRED.

         (a) Guarantor agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor (except as provided in paragraph 10 herein) or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Bank to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Bank to sell any collateral securing all or any part of the Guaranteed


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    Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; or (x) any other circumstances which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

         (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

         (c) In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law;
    (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

         (d) Upon receipt by Bank of full and final payment of all obligations of Borrower under the Note and/or all obligations of Guarantor under this Guaranty, the Guarantor shall be released from all obligations hereunder.

    8. ACTIONS AGAINST GUARANTOR. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise or in the event of the occurrence of an Insolvency Event (as hereinafter defined), Guarantor shall, without notice or demand, promptly either, at the sole election of the Bank, (i) pay the amount due thereon to Bank, in lawful money of the United States, at Bank's address set forth hereinabove or (ii) purchase the Note from the Bank at an amount equal to the then outstanding principal, plus all accrued but unpaid interest and fees. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Bank deems advisable. The exercise by Bank of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Bank shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be PRIMA FACIE evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness. The term "Insolvency Event" is used herein to mean (i)


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the commencement of either voluntary or involuntary proceedings brought by or against Borrower seeking the liquidation, reorganization or other relief with respect to itself or its assets under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or custodian or other similar official of all of its or a substantial portion of its assets or properties, or (ii) the consent by Borrower to any such relief or to the appointment or taking possession of such official in an involuntary case or other proceeding commenced against it, or (iii) the general assignment by Borrower for the benefit of creditors or Borrower shall fail generally to pay its debts as they become due, or (iv) the taking by Borrower of any corporate action authorizing any of the foregoing. It is the intent of the parties hereto that upon the occurrence of an Insolvency Event, no notice or demand whatsoever shall be required to be given Borrower or Guarantor prior to the effectiveness of this paragraph.

    9. PAYMENT BY GUARANTOR. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Bank receives such notice either by: (a) personal delivery to the address and designated department of Bank identified in subparagraph l (a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Bank at the address shown in subparagraph l(a) above. In the absence of such notice to Bank by Guarantor in compliance with the provisions hereof, any sum received by Bank on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

    10. NOTICE OF SALE. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph l(c) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; PROVIDED, HOWEVER, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

    11. WAIVER OF BANK. No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Bank, and then only in the specific instance and for the purpose given.

    12. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of Bank, its successors and assigns. This Guaranty is binding upon Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.


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    13.  COSTS AND EXPENSES.  Guarantor shall pay on demand by Bank all costs and expenses (including without limitation all reasonable attorneys' fees) incurred by Bank in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

    14. SEVERABILITY. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or enforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

    15. NO OBLIGATION. Nothing contained herein shall be construed as an obligation on the part of Bank to extend or continue to extend credit to Borrower.

    16. AMENDMENT. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given.

    17. CUMULATIVE RIGHTS. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

    18. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

    19. VENUE. This Guaranty has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Bank's address for notice purposes is located.

    20. COMPLIANCE WITH APPLICABLE USURY LAWS. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Bank by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Bank to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.


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    21.  DESCRIPTIVE HEADINGS.  The captions in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

    22. GENDER. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

    23. ENTIRE AGREEMENT. This Guaranty contains the entire agreement between Guarantor and Bank regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify of affect any other guaranty of Guarantor now or hereafter held by Bank that relates to Borrower or any other person or entity.

    EXECUTED as of the date first above written.

                                  GUARANTOR:

                                  HUNT PETROLEUM CORPORATION
                                  a Delaware corporation


                                  By: /s/Ivan Irwin
                                     ----------------------------------------
                                       Ivan Irwin, Jr.
                                       Executive Vice President


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